Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.

Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/twpg
Use the Internet to vote your proxy. Have your proxy
card in hand when you access the web site.

OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy.
Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card
and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the
named proxies to vote your shares in the same
manner as if you marked, signed and returned your
proxy card.

PX 69929

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The Board of Directors unanimously recommends a vote “FOR” proposal numbers 1, 2, 3 and 4.	Please mark your votes as	☒
indicated in this example

3. Election of Directors —		FOR ALL	WITHHOLD FOR ALL	* EXCEPTIONS	1. Agreement and Plan of Merger —	FOR	AGAINST	ABSTAIN

Election of eight (8) Members of the Board of Directors:		☐	☐	☐	To consider and vote on a proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 25, 2010 (as it may be amended from time to time, the “merger agreement”), among Stifel Financial Corp., PTAS, Inc., a wholly-owned subsidiary of Stifel Financial Corp. and Thomas Weisel Partners Group, Inc., and approve the merger contemplated by the merger agreement.	☐	☐	☐
01 Thomas W. Weisel	05 Robert E. Grady
02 Matthew R. Barger	06 B. Kipling Hagopian
03 Thomas I.A. Allen	07 Alton F. Irby III
04 Michael W. Brown	08 Timothy A. Koogle

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)					2. Adjournment of Annual Meeting —
					To approve the adjournment of the Annual Meeting, if necessary, for any purpose, including to solicit additional proxies if there are not sufficient votes to approve and adopt the merger agreement and approve the merger at the time of the Annual Meeting.	☐	☐	☐

* Exceptions
4. Ratify Appointment of Independent Auditors —
	To ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	☐	☐	☐

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

You can now access your Thomas Weisel Partners Group, Inc. account online.

Access your Thomas Weisel Partners Group, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Thomas Weisel Partners Group, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-877-868-8030

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

Important notice regarding the Internet availability of proxy materials for the Thomas Weisel Partners Group, Inc. Annual Meeting of stockholders. The Proxy Statement and the 2009 Annual Report to Stockholders are available at: http://proxy.tweisel.com/AboutUs/InvestorRelations/ProxyMaterials/ProxyMaterials.html

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PROXY

ANNUAL MEETING OF STOCKHOLDERS OF

THOMAS WEISEL PARTNERS GROUP, INC.

One Montgomery Street

San Francisco, California 94104

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder hereby appoints Thomas W. Weisel, Lionel F. Conacher, Ryan Stroub and Mark P. Fisher, and each of them individually as proxies for the undersigned, each with full power of substitution for and in the name of the undersigned, to act for the undersigned and to vote, as designated on the reverse, all of the shares of common stock of Thomas Weisel Partners Group, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, or adjournment or postponement thereof, to be held June 16, 2010, at 8:00 a.m., Pacific Time, at One Montgomery Street, 35th Floor, San Francisco, California 94104 to consider and act upon the matters as designated on the reverse side. Unless otherwise specified in the boxes and space provided, the proxies shall vote in the election of directors for the nominees listed on the reverse side, for the other proposals listed on the reverse side and shall have discretionary power to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors has established the close of business on April 30, 2010, as the record date for the determination of the stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

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